UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2020, certain holders representing (i) 97.87% of the issued and outstanding shares of Series AA Convertible Preferred Stock of FaceBank Group, Inc., a Florida corporation (the “Company”) and (ii) 54.68% of the voting power of the Company’s capital stock (the holders described in (i) and (ii) collectively, the “Acting Shareholders”), acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, approved a proposal to amend the Company’s Articles of Incorporation (the “Amendment”), effective as of August 10, 2020. The sole purpose of the proposed amendment is to change the name of the Company from FaceBank Group, Inc. to fuboTV Inc. The Amendment was adopted by unanimous written consent of the Company’s Board of Directors (the “Board”) on June 19, 2020, and the Board recommended that the shareholders approve the Amendment.

The Company intends to immediately file the Amendment with the Secretary of State of the State of Florida with a future effective date of August 10, 2020, and will shortly thereafter file an Issuer Company-Related Action Notification Form with FINRA regarding the change of the name of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: July 6, 2020	By:	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer